Exhibit 5.1

1000 Main Street, 36th Floor Houston, Texas 77002 Telephone {713} 226-6000 Telecopier {713} 228-1331 porterhedges.com

July 22, 2025

014660/0001

Ocean Power Technologies, Inc.

28 Engelhard Drive, Suite B

Monroe Township, NJ 08831

Ladies and Gentlemen:

We have acted as counsel to Ocean Power Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation for filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 740,000 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), issuable pursuant to the Company’s Employment Inducement Incentive Award Plan (the “Plan”).

We have examined the Plan and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

Based upon such examination and review, we are of the opinion that the Shares have been duly and validly authorized and will, upon issuance and delivery as contemplated by the Plan, be validly issued, fully paid and non-assessable outstanding shares of Common Stock.

This Firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that this Firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

Very truly yours,

/s/ Porter Hedges LLP
PORTER HEDGES LLP